Exhibit 8.2

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

January 17, 2007

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of The PNC Financial Services Group, Inc., a Pennsylvania corporation (“PNC”), relating to the proposed merger of Mercantile Bankshares Corporation, a Maryland corporation (“Mercantile”), with and into PNC, with PNC surviving the merger.

We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. Subject to the assumptions and qualifications set forth in such discussion, we hereby confirm our opinion set forth in such discussion.

In rendering this opinion, we have relied, with the consent of PNC and the consent of Mercantile, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of PNC and Mercantile dated the date hereof, and have assumed that such statements and representations will be accurate and complete as of the effective time of the merger (as if made as of such time) and that all such statements and representations made to the knowledge or belief of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also assumed that the transactions contemplated by the Agreement and Plan of Merger, dated as of October 8, 2006, by and between PNC and Mercantile, will be consummated in accordance therewith and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz